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                                                      Exhibit 10(b)

                  STOCK OPTION AGREEMENT UNDER
                 THE 1991 INCENTIVE PROGRAM OF
      AMOCO CORPORATION AND ITS PARTICIPATING SUBSIDIARIES


Agreement dated March 25, 1997 between AMOCO CORPORATION, (the "Corporation") and ENRIQUE J. SOSA (the "Optionee").

  WHEREAS, the Corporation, pursuant to the authority and approval of its shareholders, adopted, effective April 23, 1991, the 1991 Incentive Program of Amoco Corporation and its Participating Subsidiaries (the "Program") for the purpose of furthering the interests of the Corporation and its shareholders by providing additional incentives for key, managerial, and other salaried employees who possess valuable experience and skills and giving such employees an interest in the Corporation parallel to that of the shareholders so as to enhance the proprietary and personal interest of such employees in the Corporation's continued success and progress; and

  WHEREAS, the Optionee has been designated as an eligible employee to whom an option may be granted.

 NOW, THEREFORE, in consideration of the services to be rendered by the Optionee and the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1. Program. All of the terms, conditions and provisions of the Program are incorporated herein by reference. All capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Program.

2. Nonqualified Stock Option. The Corporation grants to the Optionee, as a matter of separate inducement and agreement in connection with the Optionee's employment by the Corporation or one of its participating subsidiaries, for a period of ten years from the date of this Agreement, options, not intended as an incentive or statutory stock options, to purchase all or any part of an aggregate of 50,000 shares of common stock of the Corporation at a purchase price of $90.1875 per share.

3. Exercise. Except as otherwise provided in the Program and this Agreement, one-half of the total number of options granted under
Section  2  shall become exercisable in whole or in part after  the expiration of one year from the date of this Agreement. The remaining options granted under Section 2 shall become exercisable in whole or in part after the expiration of two years from the date of this Agreement. No options shall be exercisable if exercise or delivery of shares upon exercise would constitute a violation of any federal or state securities or other valid regulation.

4. Employment.

  (a) Except as otherwise provided in the Program or this Agreement, an option granted under Section 2 shall be exercisable only if the Optionee remains in the service of the Corporation or of a participating subsidiary continuously until the expiration of the applicable period set forth in Section 3, at such rate or rates of compensation as shall be determined from time to time by the Corporation or as provided in any employment agreement between the Optionee and the Corporation or such participating subsidiary, as the case may be; but except as may be provided in any employment agreement between the Optionee and the Corporation, nothing herein shall be deemed to limit or restrict the right of the Corporation or of such participating subsidiary to terminate the Optionee's employment at any time for any reason.

  (b) If the Optionee's employment is terminated prior to September 30, 2000 for any reason other than Cause, as defined in
Section 5, or if the Optionee terminates his employment prior to September 30, 2000 for Good Reason, as defined below, the options granted under Section 2 shall become immediately exercisable in whole or in part for the full grant period set forth in Section 2. For purposes of this Agreement, "Good Reason" shall have the same meaning as it has in any written Employment Agreement between Amoco Corporation and the Optionee. If no such written Employment Agreement is in effect, "Good Reason" shall mean termination by the Optionee of his employment as a consequence of (i) a material diminution by the Corporation or applicable participating subsidiary of Optionee's duties, responsibilities, authorities or compensation unless agreed to by the Optionee, or, (ii) failure of the Corporation or appropriate participating subsidiary to obtain a contractual commitment from any successor to employ Optionee in the same or equivalent capacity and at the same or equivalent compensation and benefits following a sale or transfer of all or substantially all of the Corporation's assets or all or substantially all of the assets of Amoco Chemical Company.

  (c) Notwithstanding anything in this Agreement to the contrary, an option granted under Section 2 shall be exercisable only if the Optionee, while employed by the Corporation or a participating subsidiary, or while all or any portion of an option granted under
Section 2 remains in effect, does not engage in any activity prejudicial in the judgment of the Compensation and Organization Committee or Human Resources Committee, as appropriate, to the interests of the Corporation or any of its subsidiaries.

5. Termination of Employment. An option granted under Section 2 shall expire ten years from the date of this Agreement unless otherwise terminated at an earlier date pursuant to the provisions of the Program or this Agreement. In the event of the death of the Optionee during employment by the Corporation or a participating subsidiary or the Optionee becomes Totally Disabled, after completing the applicable period of continuous employment required by Section 4(a), an option granted under Section 2 shall expire at the earlier of ten years from the date of this Agreement or three years from the date of death. Termination of employment with the Corporation for Cause or voluntary resignation, prior to September 30, 2000, will result in cancellation of the option granted under
Section 2 as of the Optionee's termination date. For purposes of this Agreement, "Cause" shall mean willful misconduct, gross incompetence in the performance of the Optionee's duties, or engaging in any conduct which constitutes a felony.

6.  Notice  of  Exercise.   Subject to the  terms,  conditions  and
provisions of this Agreement and the Program, the Optionee from time to time may exercise an option granted under Section 2 to purchase all or any part of the shares of common stock subject thereto by written notice to the Corporation identifying the option to be exercised and specifying the number of shares of stock to be purchased thereunder, addressed to: D. H. Clement, Supervisor-Executive Compensation Administration, Amoco Corporation, 200 East Randolph Drive, Chicago, Illinois 60601, or to any other person at such address as the Corporation may notify the Optionee in writing, accompanied by full payment of the purchase price of said shares in accordance with Section 7. Any other notice by the Optionee to the Corporation shall be similarly addressed, and any certificates or notices to be delivered to the Optionee shall be addressed as set forth beneath the Optionee's signature hereto or as the Optionee may otherwise notify the Corporation in writing.

7. Payment. Payment by the Optionee upon exercise of an option granted under Section 2 may be made in cash or, in the case of an exercise with respect to at least 100 shares, in shares of common stock of the Corporation that have been owned by the Optionee for at least one year prior to the date of exercise, at the fair market value per share on the date of exercise.

8. Taxes. It shall be a condition to delivery by the Corporation of certificates for shares under Section 6 that adequate provision has, in the judgment of the Corporation, been made for payment of any taxes which may be required to be withheld pursuant to any applicable law.

9. Succession. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns; and shall be binding upon and, to the extent permitted by the provisions of the Program, shall inure to the benefit of the Optionee and, in the event of the Optionee's death, to such person or persons (including the Optionee's Beneficiary) as shall have acquired the Optionee's rights hereunder by beneficiary designation, by will or the laws of descent and distribution applicable to the Optionee's estate, but shall not otherwise be transferable or assignable by any of them.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

AMOCO CORPORATION



BY H. L. FULLER                    ENRIQUE SOSA
   H. L. FULLER                    ENRIQUE J. SOSA

                   Home Address:   132 E. Delaware

                                   Chicago, IL   60611
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